Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report of CYBIS (a division of Control Data Systems, Inc.) dated August 23, 1996, in UOL Publishing, Inc.'s Registration Statement (Amendment No. 4 on Form S-1 No. 333-12135) and related Prospectus of UOL Publishing, Inc. for the registration of 1,430,000 shares of its common stock.

Vienna, Virginia
November 22, 1996                                         /s/ Ernst & Young LLP

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports of UOL Publishing, Inc. (formerly University Online, Inc.) dated July 10, 1996 (except Note 14, as to which the date is November 20, 1996), in the Registration Statement (Amendment No. 4 on Form S-1 No. 333-12135) and related Prospectus of UOL Publishing, Inc. for the registration of 1,430,000 shares of its common stock.

Vienna, Virginia                                           /s/ Ernst & Young LLP
November 22, 1996

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report of Cognitive Training Associates, Inc. dated July 17, 1996 (except Note 9, as to which the date is November 19, 1996), in the UOL Publishing, Inc. Registration Statement (Amendment No. 4 on Form S-1 No. 333-12135) and related Prospectus of UOL Publishing, Inc. (formerly University Online, Inc.) for the registration of 1,430,000 shares of its common stock.

Vienna, Virginia                                          /s/ Ernst & Young LLP
November 22, 1996